Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-273254 and 333-273258 on Form F-3 of our report dated May 15, 2025, relating to the consolidated financial statements of EuroDry Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2024.

/s/ Deloitte Certified Public Accountants S.A.

Athens, Greece

May 15, 2025